SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2017

CLIFTON BANCORP INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36390	46-4757900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015

(Address of principal executive offices) (Zip Code)

(973) 473-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 1, 2017, Clifton Bancorp, Inc. (the “Company”) and Kearny Financial Corp. (“Kearny”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will merge with and into Kearny (the “Merger”). Immediately following the Merger, Clifton Savings Bank will merge with and into Kearny Bank.

Under the terms of the Merger Agreement, each outstanding share of Company common stock will be converted into the right to receive 1.191 shares of Kearny common stock.

Kearny and Kearny Bank will increase the size of their respective Board of Directors by three members to appoint Paul M. Aguggia and two additional members of the Company’s Board of Directors to the Boards of Directors of Kearny and Kearny Bank, effective as of the completion of the proposed Merger.

The Merger Agreement includes customary representations and warranties made by Kearny and the Company, each with respect to its and its subsidiaries’ businesses. Each party has also agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

The Merger has been unanimously approved by the Boards of Directors of each of Kearny and the Company and is expected to close in the late first or early second calendar quarter of 2018.

The Merger is also subject to approval by each company’s stockholders as well as regulatory approvals and other customary closing conditions. The Merger Agreement provides certain termination rights for both Kearny and the Company and further provides that a termination fee of $15.0 million will be payable by the Company to Kearny upon termination of the Merger Agreement under certain circumstances.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference in its entirety. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with other factual information regarding Kearny or the Company, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Kearny, the Company, their respective affiliates or their respective businesses, that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of Kearny and the Company and a prospectus of Kearny, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that each of Kearny and the Company make with the Securities and Exchange Commission (“SEC”).

In connection with entering into the Merger Agreement, each of the directors of Kearny and each of the directors of the Company has entered into a voting agreement (collectively, the “Voting Agreements”). The Voting Agreements generally require that the stockholder party thereto vote all of his or her shares of Kearny common stock or Company common stock, as applicable, in favor of the Merger Agreement and the transactions contemplated therein. The Voting Agreements will remain in effect until the earlier of (a) the final adjournment of the stockholder meeting, held by Kearny or the Company, as applicable, to vote on the approval and adoption of the Merger Agreement and the transactions contemplated therein or (b) the termination of the Merger Agreement.

The foregoing summary of the Voting Agreements is qualified in its entirety by reference to the complete text of the Voting Agreements. A form of the Kearny Voting Agreement and a form of the Company Voting Agreement are included as Exhibit A and Exhibit B, respectively, to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference in its entirety.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Settlement Agreement. On November 1, 2017, in connection with the transactions contemplated by the Merger Agreement, Paul M. Aguggia, the Chairman, President and Chief Executive Officer of the Company and Clifton Savings Bank, entered into a Settlement Agreement with the Company, Clifton Savings Bank, Kearny and Kearny Bank. The Settlement Agreement provides that, on the closing date of the proposed Merger, if Mr. Aguggia has not voluntarily terminated his employment with the Company and Clifton Savings Bank and has not been terminated for “cause” (as such term is defined in his existing employment agreements with the Company and Clifton Savings Bank), Kearny shall pay Mr. Aguggia a lump-sum cash amount equal to the total of $1,405,827, in full satisfaction of the payment obligations of Kearny and Kearny Bank under Mr. Aguggia’s existing employment agreements with the Company and Clifton Savings Bank, less applicable tax withholdings. The payment of such lump-sum cash amount is contingent upon Mr. Aguggia’s execution of a release that discharges Kearny, Kearny Bank and their affiliates from future charges, complaints and liabilities and is subject to reduction to the extent necessary to ensure that no portion of such payment will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). A copy of the Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cutback Agreement. In addition, on November 1, 2017, in connection with the transactions contemplated by the Merger Agreement, Cynthia Sisco, a member of the Board of Directors of the Company and Clifton Savings Bank, entered into a Cutback Agreement with the Company and Clifton Savings Bank. The Cutback Agreement provides that, if any payment or benefit that Ms. Sisco would receive from the Company or Clifton Savings Bank, or any affiliate or successor thereto, in connection with a “change of control” of the Company or Clifton Savings Bank (as defined in Treasury Regulation §1.280G-1) would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), such payment shall be reduced to the minimum extent necessary to ensure that no portion of such payment will be subject to the excise tax imposed by Code Section 4999. If a reduction in payments constituting “parachute payments” is necessary, reduction shall occur in the following order: (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to Ms. Sisco. A copy of the Settlement Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 1, 2017, the Board of Directors of the Company amended the Company’s Amended and Restated Bylaws to include Article VI, Section 4 to provide for an exclusive forum for certain disputes. A copy of the amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On November 1, 2017, the Company and Kearny issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Kearny and the Company, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Kearny and the Company’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the businesses of Kearny and the Company may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected; operating costs, customer loss and business disruption following the merger may be greater than expected; governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger or otherwise; the stockholders of the Company or Kearny may fail to approve the merger; the interest rate environment may further compress margins and adversely affect new interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Kearny’s and the Company’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Kearny or the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Kearny and the Company do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Additional Information and Where to Find It

Investors and stockholders are urged to carefully review and consider each of Kearny’s and the Company’s public filings with the SEC, including, but not limited to, their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by Kearny with the SEC may be obtained at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from Kearny at www.kearnybank.com under the tab “Company Info” under “Investor Relations” or by requesting them in writing to Kearny Financial Corp., 120 Passaic Avenue, Fairfield, New Jersey 07004, Attention: Sharon Jones, or from the Company at www.csbk.bank under the tab “About Us” under “Investor Relations” or by requesting them in writing to Clifton Bancorp Inc., 1433 Van Houten Avenue, Clifton, New Jersey 07015, Attention: Michael Lesler.

In connection with the proposed merger, Kearny will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Kearny and the Company and a prospectus of Kearny, as well as other relevant documents concerning the proposed merger. Investors and stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Copies of the registration statement and joint proxy statement/prospectus and the filings that will be incorporated by reference therein, as well as other filings containing information about Kearny and the Company, when they become available, may be obtained at the SEC’s Internet site (www.sec.gov). Free copies of these documents may be obtained as described in the preceding paragraph.

The Company and Kearny and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Kearny and the Company in connection with the proposed merger. Information about the directors and executive officers of Kearny is set forth in the proxy statement for the Kearny 2017 annual meeting of stockholders, as filed with the SEC on Schedule 14A on September 15, 2017. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2017 annual meeting of stockholders, as filed with the SEC on Schedule 14A on June 29, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the joint proxy statement/prospectus and other relevant documents regarding the proposed merger to be filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

Item 9.01	Financial Statements and Other Exhibits

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of November 1, 2017, by and between Kearny Financial Corp. and Clifton Bancorp Inc.

3.1	Amendment to Amended and Restated Bylaws of Clifton Bancorp Inc.

10.1	Settlement Agreement, dated as of November 1, 2017, by and among Kearny Financial Corp., Kearny Bank, Clifton Bancorp Inc., Clifton Savings Bank and Paul M. Aguggia

10.2	Cutback Agreement, dated as of November 1, 2017, by and among Clifton Bancorp Inc., Clifton Savings Bank and Cynthia Sisco

99.1	Joint Press Release dated November 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON BANCORP INC.

Date: November 2, 2017	By:	/s/ Paul M. Aguggia
Paul M. Aguggia
Chairman, President and Chief Executive Officer